UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale and Purchase Agreement

On June 21, 2021, uniQure N.V. (the “Company”) entered into a sale and purchase agreement (the “Agreement”) with the shareholders (the “Sellers”) of Corlieve Therapeutics SAS, a privately held French gene therapy company (“Corlieve”), pursuant to which the Company will acquire all of the outstanding shares of Corlieve (the “Transaction”). Corlieve’s lead gene therapy program employs miRNA silencing technology to target suppression of aberrantly expressed kainate receptors in the hippocampus of patients with temporal lobe epilepsy (TLE) (the “Corlieve Product”). The transaction is subject to customary closing conditions, including receipt of foreign direct investment approval from the applicable French government ministry, and is anticipated to be completed early in the third quarter of 2021.

Financial Terms

Under the terms of the Agreement, the Sellers will receive approximately €46 million in cash at closing, and will be eligible to receive development and regulatory milestone payments of up to approximately €204 million. Up to 25% of the milestone payments, if achieved, may be paid at the Company’s election by the issuance of uniQure ordinary shares, with the balance payable in cash. The Agreement contains representations, warranties, indemnities and covenants customary for a transaction of this nature.

Development and Commercialization

Under the terms of the Agreement, the Company will have the sole right to direct and control the research, development and commercialization of the Corlieve Product; provided that the Company is required to use commercially reasonable efforts to develop and seek regulatory approval in the United States and at least one major EU country for the Corlieve Product. In defined circumstances, the Company may be required to make milestone payments in respect of an alternative product developed with the core Corlieve intellectual property.

The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 8.01 Other Events.

On June 22, 2021, the Company issued a press release entitled “uniQure to Acquire Corlieve Therapeutics and Advance its Gene Therapy Program to Treat Temporal Lobe Epilepsy (TLE)”. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On June 22, 2021, uniQure N.V. issued a press release announcing positive 52-week clinical data from the HOPE-B pivotal trial of etranacogene dezaparvovec gene therapy in patients with Hemophilia B and providing a regulatory update. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

99.1	Press Release dated June 22, 2021, entitled “uniQure to Acquire Corlieve Therapeutics and Advance its Gene Therapy Program to Treat Temporal Lobe Epilepsy (TLE)”
99.2

Press Release dated June 22, 2021, entitled “uniQure Announces Positive 52-Week Clinical Data from HOPE-B Pivotal Trial of Etranacogene Dezaparvovec Gene Therapy in Patients with Hemophilia B and Provides Regulatory Update”

104	Cover Page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 23, 2021	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and Chief Financial Officer

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